EXHIBIT 1.2
AMENDMENT NO. 1 TO EQUITY SALES AGREEMENT
June 20, 2024

BUCKLER Securities LLC
5 Greenwich Office Park, Suite 450
Greenwich, CT 06831

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, New York 10171

BTIG, LLC
350 Bush Street, 9th Floor
San Francisco, CA 94104

Ladies and Gentlemen:

ARMOUR Residential REIT, Inc., a Maryland corporation (the “Company”), together with ARMOUR Capital Management LP, a Delaware limited partnership (the “Manager”) and BUCKLER Securities LLC and B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.) (each an “Original Agent,” and collectively, the “Original Agents”), are parties to that certain Equity Sales Agreement dated January 29, 2020 (the “Original Agreement”). The Original Agents, together with BTIG, LLC (“BTIG”) are herein referred to as the “Agents”. All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The Company, Manager and Original Agents together with BTIG desire to amend the Original Agreement as set forth in this Amendment No. 1 thereto (this “Amendment”) as follows:
1.The definitions of “Agent” and “Agents” in the first paragraph of the Original Agreement are hereby amended to include BTIG, LLC.

2.With respect to issuances of Shares that occur on or after the date this amendment becomes effective, reference to the “Registration Statement” in the Original Agreement shall refer to the automatic shelf registration statement on Form S-3 (File No. 333-278327), originally filed with the Securities and Exchange Commission on March 28, 2024, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415 under the Securities Act by the Company to cover any Shares, once it is declared effective under the Securities Act by the Securities and Exchange Commission.

3.Section 2(g) is hereby deleted in its entirety and replaced with the following:

“Settlement for sales of Shares will occur on the first business day that is also a Trading Day following the trade date on which such sales were made, in either case unless another date shall be agreed to in writing by the Company and the Designated Agent (each such day, a “Settlement Date”). On each Settlement Date for the sale of Shares through the Designated Agent as sales agent, such Shares shall be delivered by the Company to the Designated Agent in book-entry form to the Designated Agent’s account at The Depository Trust Company against payment by the Designated Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares through the Designated Agent as sales agent on any Settlement Date, the Company shall (i) indemnify and hold the Designated Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Designated Agent any commission to which it would otherwise be entitled absent such default.”

4.Section 10 of the Original Agreement is deleted in its entirety and replaced with the following:

“Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to BUCKLER Securities LLC, 5 Greenwich Office Park, Suite 450, Greenwich, CT 06831, Attention: Rich Misiano; B. Riley Securities, Inc., 299 Park Avenue, New York, NY 10171, Attn: General Counsel (atmdesk@brileyfin.com); BTIG, LLC
350 Bush Street, 9th Floor, San Francisco, CA 94104, Attention Equity Capital Markets, Email: BTIGUSATMTrading@btig.com; in each case, with a copy to Duane Morris LLP, 1540 Broadway, New York, NY 10036, Attention: Dean M. Colucci, Email: dmcolucci@duanemorris.com, and notices to the Company and the Manager shall be directed to each at 3001 Ocean Drive, Suite 201, Vero Beach, FL 32963, Attention: Chief Financial Officer, with a copy to Holland & Knight LLP, 701 Brickell Avenue, Suite 3300, Miami, FL 33131, Attention: Bradley D. Houser, Esq.”

5.Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

6.From and after the date hereof, BTIG shall be considered to be an Agent under the Original Agreement, as amended hereby, and agrees to be bound by the terms of the Original Agreement, as amended hereby.

7.This Amendment together with the Original Agreement (including all exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company, Manager and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

8.EACH OF THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES), THE MANAGER AND THE AGENTS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

10.Each of the Company, the Manager and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 of the Original Agreement, as amended by this Amendment, shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company, the Manager and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

11.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission or electronic transmission (e.g., PDF).

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company, the Manager and the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding amendment to the Original Agreement between the Company, the Manager and the Agents.
Very truly yours,

BUCKLER SECURITIES LLC

By: /s/ Rich Misiano______________________________
Name: Rich Misiano
Title: Chief Executive Officer

B. RILEY SECURITIES, INC.

By: /s/ Patrice McNicoll____________________________
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

[Signature Page to Amendment No. 1 to Equity Sales Agreement]

BTIG, LLC

By: /s/ Tosh Chandra____________________________
Name: Tosh Chandra
Title: Managing Director

[Signature Page to Amendment No. 1 to Equity Sales Agreement]

ACCEPTED as of the date
first-above written:

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ Gordon M. Harper_________________________
Name: Gordon M. Harper
Title: Chief Financial Officer

ARMOUR CAPITAL MANAGEMENT, LP

By: /s/ Gordon M. Harper_________________________
Name: Gordon M. Harper
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Equity Sales Agreement]